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                                                                  Exhibit 10.12


      ASSET PURCHASE AGREEMENT

           THIS ASSET PURCHASE AGREEMENT, dated as of July 15, 1994, is by and among Rocky Mountain Helicopters, Inc., RMH Aerologging, Inc., Western Helicopters, Inc., RMH Aeromedical, Inc., American Eurocopter Corporation and Petroleum Helicopters, Inc. (the "Operator").

           In   consideration   of   the   mutual  covenants,   agreements,
      representations and warranties contained in this Agreement, the parties hereby agree as follows.

      SECTION 1.  DEFINITIONS

           1.1  Defined Terms.   For all purposes of this Agreement, except
      as otherwise expressly provided herein, each of the following terms shall have the meanings set forth below:

           "Accounts Receivable" means the rights of any of the Debtors to payment for services rendered by the Debtors prior to the Effective Date relating to the EMS Business as reflected on the billing records of the Debtors.

           "Active Employee" has the meaning set forth in subsection 6.8.

           "Adjustment Certificate" has the meaning set forth in subsection
      2.3.

           "Administrative Claim" means a Claim for payment of any administrative expense of the Chapter 11 Cases entitled to priority under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses incurred after the Petition Date of preserving, maintaining or operating each Debtor's estate and of operating each Debtor's business, including any loans or other advances to the Debtors, any Fee Claim, and any fees or charges assessed against the Debtors' estates under 28 U.S.C. Section 1930.

           "Administrative Claim Application" means an application to the Bankruptcy Court of any Person for the allowance of an Administrative Claim to the extent such application is required pursuant to the terms of the Plan.

           "AEC" means American Eurocopter Corporation.

           "AEC Lease" means one of the five leases in effect on the Petition Date pursuant to which AEC, as Lessor, leases EMS Aircraft to one of the Debtors.

           "Affiliate" means any "affiliate," "insider" or "relative" as defined in Sections 101(2), (31) and (45) of the Bankruptcy Code.

           "Agreement" means this Asset Purchase Agreement by and among the Parties.

           "Aircraft Equity" has the meaning set forth in subsection 9.2.

           "Allowed Claim" means any Claim (a) proof of which was timely and properly filed (or deemed filed under applicable law or by order of the Court), or that was listed by the Debtors on their schedules filed under Section 521(1) of the Bankruptcy Code as liquidated in amount and not disputed or contingent, and, in any case, as to which
      (i) no objection to the allowance thereof has been interposed by a party in interest entitled to do so on or prior to the sixtieth
      (60th) day after the Effective Date or (ii) any objection has been determined by a Final Order to the extent such objection is determined in favor of the holder of the Claim, (b) based on an Administrative Claim Application to the extent such application is approved by a Final Order, (c) that is an Ordinary Course Administrative Claim, or (d) allowed under the Plan or by a Final Order.

           "Allowed EMS Secured Claim" means an EMS Secured Claim that (a) pursuant to Section 506(a) of the Bankruptcy Code is determined by a Final Order, not to be an Unsecured Claim, and (b) is an Allowed Claim.

           "Allowed Secured Claim" means a Secured Claim that (a) pursuant to Section 506(a) of the Bankruptcy Code is determined by a Final Order not to be an Unsecured Claim, and (b) is an Allowed Claim.

           "Allowed Unsecured Claim" means an Unsecured Claim that is an Allowed Claim.

           "Application" has the meaning set forth in subsection 6.1.

           "Assets" means all property and related rights and interests of the Debtors or of the Debtors' estates immediately prior to the occurrence of the Effective Date, including, without limitation, any proceeds, products, offspring, rents or profits thereof.

           "Bankruptcy  Code"  means  the Bankruptcy Reform  Act  of  1978,
      Section 101 et. seq., Title 11, United States Code, as amended from time to time.

           "Bankruptcy Court" means The United States Bankruptcy Court for the District of Utah, or such other court as may have jurisdiction over the Chapter 11 Cases or any proceedings arising therein or related thereto.

           "Bankruptcy   Rules"  means  the  Federal  Rules  of  Bankruptcy
      Procedure and local rules applicable to cases pending before the

      Bankruptcy Court, as the same may from time to time be in effect and applicable to proceedings under the Plan.

           "Business Day" means Monday through Friday, but excluding any legal holiday listed in Bankruptcy Rule 9006(a).

           "Cash Purchase Price" has the meaning set  forth  in  subsection
      2.3.

           "Chapter 11 Cases" means the cases commenced by the Debtors pursuant to Chapter 11 of the Bankruptcy Code on the Petition Date and pending in the Bankruptcy Court as Bankruptcy Case Nos. 93C-25447 through 93C-25450.

           "CJI" means Corporate Jets, Inc., a Pennsylvania corporation.

           "Claim" means any right to payment or performance of any obligation from any of the Debtors that arose on or before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, disputed, undisputed, secured, unsecured, matured, unmatured, equitable or legal, including, without limitation, any right that arose on or before the Confirmation Date to an equitable remedy for breach of performance if such breach gives rise to a right of payment from a Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

           "Closing" has the meaning set forth in subsection 8.1.

           "Collection Period" has the meaning set forth in subsection 6.9.

           "Confirmation Date" means the date on which the Confirmation Order is entered by the Bankruptcy Court.

           "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan and approving the transactions contemplated therein and herein.

           "Contested Claim" means any Claim as to which any of the Debtors, the Creditors' Committee or any other Person has timely interposed an objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, the Plan or orders of the Bankruptcy Court, which objection has not been withdrawn or determined by a Final Order.

           "Contract" means any contract, agreement, lease, license, commitment or instrument, including any purchase order, for any sale, lease or other disposition of goods or the rendering of services with respect to the Assets, whether by or to any Debtor.

           "Creditor" means any Person that is the holder of a Claim.

           "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the Office of the United States Trustee for the District of Utah pursuant to Section 1102 of the Bankruptcy Code.

           "DCC" means Deutsche Credit Corporation.

           "DCC Appeal" means the bankruptcy appeal styled Deutsche Credit Corporation, DRL Enterprises, Inc., MDFC Equipment Leasing Corporation, and State Street Bank and Trust Company v. Rocky
      Mountain Helicopters, Inc., RMH Aerologging, Inc., Western Helicopters, Inc., and RMH Aeromedical, Inc., Case No. 94CV-323-B, pending before the United States District Court for the District of Utah, Central Division (Judge Dee V. Benson).

           "DCC Lease" means one of the twenty-seven leases in effect on the Petition Date pursuant to which one of DCC, DRL Leasing, Inc., State Street Bank and Trust Company, or MDFC Equipment Leasing Corporation, as Lessor, leases EMS Aircraft to one of the Debtors.

           "Debtors" means collectively Rocky Mountain Helicopters, Inc., a Utah corporation, RMH Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation, and RMH Aeromedical, Inc., a Utah corporation, and each individually a Debtor, both prior to the Petition Date and during the period when the Debtors act or acted as debtors in possession in the Chapter 11 case.

           "Disallowed Claim" means a Claim (a) to the extent that such Claim was (i) not listed by any of the Debtors on their schedules filed pursuant to Section 521(1) of the Bankruptcy Code or listed on such schedules as disputed, contingent or unliquidated, and (ii) as to which no proof of claim was timely filed in accordance with the Bankruptcy Code and the Bankruptcy Rules or order of the Bankruptcy Court, or (b) which was or is disallowed by either (i) a Final Order, or (ii) the consent of the Creditor holding such Claim.

           "DOJ" means the U.S. Department of Justice.

           "Effective Date" has the meaning set forth in subsection 8.1.

           "EMS Aircraft" means the helicopters specified on Schedule I hereto directly applicable to the EMS Contracts that have been designated by an "x" on Schedule II as being acquired by the operator.

           "EMS Assets" means the EMS Aircraft, EMS Contracts, EMS Leases, EMS Other Property and FAA Certificate.

           "EMS Asset Purchase Agreements" means the asset purchase agreements among the Debtors, AEC and each of PHI, CJI and KHC pursuant to which certain Assets used in connection with, or related to, the Debtors' operation of the EMS Business shall be transferred to PHI, CJI or KHC.

           "EMS Business" means the emergency medical service business of the Debtors related to the EMS Assets.

           "EMS Contracts" means the contracts specified on Schedule II hereto that have been designated by an "x" as being acquired by the Operator except to the extent excluded pursuant to subsection 6.1.

           "EMS Contract Cure Amount" means the amount required to be paid to cure defaults and otherwise to comply with the requirements of
      Section 365(b) of the Bankruptcy Code with respect to each EMS Contract and EMS Lease to be assumed by a Debtor and assigned to the Operator pursuant to this Agreement and the Plan.

           "EMS Leases" means the leases applicable to the EMS Aircraft except to the extent any such lease is excluded pursuant to subsection 6.1.

           "EMS  Other Property" means  the  other  property  specified  on
      Schedule I hereto.

           "EMS Secured Claim" means a Secured Claim to the extent purportedly secured by an EMS Asset, but excluding any EMS Lease.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "FAA" means the Federal Aviation Administration.

           "FAA Certificate" means the operating certificate issued to the Debtors by the FAA under Part 135 of the Federal Aviation Regulations 14 C.F.R. Section 135.

           "Fee Claim" means a Claim under Section 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

           "Final Fee Application" means a final application of a Professional Person under Sections 330 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

           "Final Order" means an order or a judgment of the Bankruptcy Court as entered on the docket (a) that has not been reversed, stayed, modified or amended, (b) as to which the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, and (c) that shall have become final and nonappealable in accordance with applicable law.

           "FTC" means the Federal Trade Commission.

           "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, legislative or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign), including, without limitation, the DOJ, FAA and FTC.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "HSR Notification" means the notification and report forms required to be filed pursuant to the HSR Act.

           "IER" means the Individual Equipment Record.

           "KHC" means Keystone Helicopter Corporation, a Pennsylvania corporation.

           "Lien" means any mortgage, pledge, lien, encumbrance, charge, option, deed of trust, security interest, claim, restriction, easement, title defect or any other encumbrance of any type whatsoever, whether imposed by law, contract or otherwise.

           "Liquidating Trust" means the trust to be established pursuant to Section 4.6(a) of the Plan.

           "Liquidating  Trustee"  means  the  Person  designated   by  the
      Creditors' Committee on or before the Effective Date to act as trustee of the Liquidating Trust.

           "Operator" has the meaning set forth in the first paragraph of this Agreement.

           "Ordinary Course Administrative Claim" means a Claim for goods delivered or services rendered to any of the Debtors in the ordinary course of business of any Debtor, from and after the Petition Date.

           "Parties" means collectively, the Debtors, AEC and the Operator.

           "Person" means any individual, corporation, partnership, limited liability company, trust (including any beneficiary thereof), incorporated or unincorporated association, joint venture, joint stock company, unincorporated organization, Governmental Entity or other entity.

           "Petition Date" means October 13, 1993.

           "PHI" means Petroleum Helicopters, Inc., a Delaware corporation.

           "Plan" means the Liquidating Plan of Reorganization proposed by AEC in the Chapter 11 Cases, either in its present form or as it may be amended or modified from time to time in accordance with the Bankruptcy Code or the terms thereof.

           "Priority Claim" means any Claim, other than an Administrative Claim or a Tax Claim, entitled to priority under Section 507(a) of the Bankruptcy Code.

           "Purchase Price" has the meaning set forth in subsection 2.3.

           "Secured Claim" means a Claim of a Creditor arising on or before the Petition Date that is purported to be secured by a Lien on any Asset of the Debtor, except to the extent that the Claim is a Disallowed Claim, and excluding any EMS Secured Claim and Washington Square Capital Claim.

           "Tax Claim" means any Claim that, if allowed, would be entitled to priority under Section 507(a)(7) of the Bankruptcy Code.

           "Transactions" means all of the transactions contemplated by this Agreement, including the purchase and sale of the EMS Assets.

           "Unsecured Claim" means an unsecured Claim that is not (a) an Administrative Claim, (b) a Priority Claim or (c) a Tax Claim.

           "Washington Square Capital Claim" means any Claim of Washington Square Capital, Inc. against any of the Debtors, including Claims arising under (i) the Loan and Security Agreement dated as of August 24, 1987, (ii) the Bankruptcy Court's Order Authorizing Use of Cash Collateral During First Extended Period dated February 11, 1994, and
      (iii) the Bankruptcy Court's Order Authorizing Use of Cash Collateral During Second Extended Period dated June 14, 1994.

           1.2 Singular and Plural. Defined terms in this Agreement shall also mean in the singular number the plural, and in the plural number the singular.

           1.3 Capitalized Terms. In addition to such terms as are defined in subsection 1.1, any other capitalized term appearing herein shall have the meaning ascribed to it in the section or subsection in which it is defined.

      SECTION 2.  SALE AND PURCHASE OF ASSETS

           1 Purchase and Sale of Assets. On the terms and subject to the conditions of this Agreement, on the Effective Date, the Debtors shall sell, transfer, assign, convey and deliver to the Operator, and the Operator shall purchase from the Debtors, the EMS Assets free and clear of any and all Liens, Claims, encumbrances, and other claims or interests of any nature whatsoever, except for Allowed EMS Secured Claims.

           2 Assumption of Liabilities and Obligations. Neither the Operator nor AEC assumes or agrees to pay, perform or otherwise be responsible for any Claims, debts, liabilities, Contracts, commitments, obligations, losses, fines, costs, deficiencies or damages of any of the Debtors, whether absolute, accrued, contingent, conditional or otherwise, whether or not resulting from third party claims, whether or not arising or accruing before the Effective Date, and whether or not associated with the EMS Assets or the EMS Business, including, without limitation, obligations and liabilities relating to the EMS Contract Cure Amounts (except in the case of AEC, to the extent provided in Section 6.1(a) of the Plan), taxes, breach of any Contract, or breach of warranty relating thereto, operation of any EMS Aircraft, any product liability, any employee compensation, collective bargaining agreements, pension, profit-sharing, vacation, health insurance, disability insurance or other "employee welfare benefit plan" or "employee pension benefit plan" as those terms are defined in Sections 3(1) and 3(3) of ERISA, and worker's compensation; except that on the Effective Date the Operator shall, on the terms and subject to the conditions of this Agreement, assume, pay, discharge and perform (i) all obligations and liabilities under each EMS Contract and EMS Lease insofar as they arise or accrue on or after the Effective Date or which by the terms thereof are to be performed, observed, paid or discharged after the Effective Date and in either case only to the extent allowed by the Bankruptcy Court pursuant to subsection 6.1 of this Agreement; (ii) all Allowed EMS Secured Claims; and (iii) all obligations and liabilities arising out of events occurring after the Effective Date related to the ownership of the EMS Assets after the Effective Date; except to the extent any such duty or obligation accrues or arises as a result of a breach by the Debtors of any representation, warranty, covenant or agreement contained herein or in the Plan.

           3 Purchase Price. (a) In consideration of the Debtors' sale of the EMS Assets to the Operator on the Effective Date, (i) AEC shall (A) pay to the Liquidating Trustee for deposit in the Liquidating Trust the aggregate sum of $2,000,000, which shall represent the total cash consideration to be paid to the Debtors pursuant to all EMS Asset Purchase Agreements and which amount may be adjusted as provided in this subsection (the "Cash Purchase Price"),
      (B) pay the EMS Contract Cure Amount with respect to the EMS Leases for the period ending on the first to occur of the Effective Date or September 30, 1994, as more fully described in Section 4.1 of the Plan, and (C) release and discharge or cause the release and discharge of the Debtors from and against the claims set forth on
      Schedule III; and (ii) the Operator shall assume, pay, discharge and perform the Allowed EMS Secured Claims and the other obligations and liabilities described in subsection 2.2 of this Agreement (collectively, the "Purchase Price").

           (b) The Cash Purchase Price shall be adjusted as necessary to reflect all prepaid and deferred revenues and expenses arising from the EMS Assets and the conduct of the EMS Business, which shall be recorded as of the Effective Date in accordance with generally accepted accounting principles and prorated between the Debtors and the Operator so that the Debtors shall receive the benefit of all revenues and all refunds and deposits held by third parties and be responsible for all expenses, costs and obligations allocable to the conduct of the EMS Business and relating to the EMS Assets for the period prior to the Effective Date and the

      Operator shall receive the benefit of all revenues and be responsible for all expenses, costs and obligations allocable to the conduct of the EMS Business and relating to the EMS Assets for the period after the Effective Date.

           (c) At least five Business Days prior to the Effective Date, AEC and the Operator shall deliver to the Debtors and the Creditors' Committee a certificate (the "Adjustment Certificate") setting forth the amount of any Cash Purchase Price adjustments necessary to reflect the prorations described in subsection 2.3(b). Prior to the Effective Date, the Debtors and the Creditors' Committee may notify AEC and the Operator in writing of any objections that it may have to the Adjustment Certificate. If no written objection is raised prior to the Effective Date, the Debtors shall certify the Adjustment Certificate on the Effective Date and the Cash Purchase Price paid to the Liquidating Trustee on the Effective Date shall conclusively be deemed to have been agreed upon by the Parties and shall be final, binding and conclusive with respect to all Parties and shall not be subject to judicial review. If, on the other hand, the Debtors or the Creditors' Committee give timely notice of their objections to the Adjustment Certificate, the Parties shall attempt to resolve any disputed adjustments by negotiating in good faith and attempting to agree in writing as to the actual amount of the adjustments. If the Parties are unable to agree, then the portion of the Cash Purchase Price representing the disputed amount shall be placed in escrow on the Effective Date and the Parties shall submit the disputed matters to the Bankruptcy Court for resolution. Upon the Bankruptcy Court's final determination of the actual amount of the disputed adjustments, the proceeds in escrow shall be released to the appropriate Party or Parties in amounts as directed by the Bankruptcy Court.


      SECTION 3.  REPRESENTATIONS AND WARRANTIES OF DEBTORS

           The Debtors hereby represent and warrant as of the Effective Date to AEC and the Operator as follows:

           1    EMS Aircraft.  (a)  The Debtors either own or  have a valid leasehold interest in each EMS Aircraft.

           (b) Each EMS Aircraft meets (i) the IER noted in its EMS Lease or EMS Contract and (ii) the FAA 135 airworthiness criteria.

           (c) All of the EMS Aircraft, in the aggregate, shall have been maintained to aircraft maintenance conditions of at least fifty (50%) percent time/life remaining.

           2 EMS Contracts and EMS Leases. Each EMS Contract and EMS Lease shall be validly assumed by the Debtor and assigned to the Operator on the Effective Date and all EMS Contract Cure Amounts shall be paid or adequately reserved by the Debtor or the Liquidating Trustee as of the Effective Date (or by AEC to the limited extent provided in Section 4.1(a) of the Plan). Each EMS Contract and EMS Lease is in full force and effect and enforceable in accordance with its terms and other than defaults that will be cured by payment by the Debtor (or by AEC to the limited extent provided in Section 6.1(a) of the Plan) of the EMS Contract Cure Amounts, there exists no default or event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Other than failures to make payments that will be cured by payment of the EMS Contract Cure Amounts, none of the Debtors has violated any of the terms or conditions of any EMS Contract or EMS Lease and all of the covenants to be performed by any other party to any EMS Contract or EMS Lease have been fully performed.

           3    EMS Other Property.  The Debtors are the sole and exclusive record owners of all of the EMS Other Property.

           4 Environmental Matters. The Debtors are and have been in compliance with, in all material respects, and there has been no violation of, any laws or regulations with respect to pollution or protection of the environment arising out of the Debtors' past or present ownership or use of the EMS Assets or in connection with the conduct of the EMS Business. There is no pending or threatened lawsuit or administrative proceeding before any Governmental Entity against the Debtors with respect to environmental compliance, control or liability relating to the EMS Assets or EMS Business and the Debtors have no knowledge of any facts or circumstances that could form the basis of a claim, citation or allegation against any of the Debtors for a violation of, or alleging liability under, any environmental laws. No tank for the storage of hazardous substances or wastes or petroleum products is located on or under any EMS Asset other than on EMS Aircraft, and no Debtor has any knowledge of the existence of any liabilities or potential liabilities against any Debtor associated with any such tank located on or under any property that is not an EMS Asset.

           5 Employment Relations and Benefits. (a) There is no labor union that claims to represent the employees of any Debtor and no collective bargaining agreement currently being negotiated by any Debtor with respect to its employees.

           (b) None of the Debtors maintains nor has ever maintained any employee benefit plan that is a multi- employer plan as defined in Section 3(37) of ERISA or a plan under Title IV of ERISA.

           6 Insurance. The Debtors maintain in full force and effect fire, comprehensive general liability, aircraft liability, product liability, aircraft replacement and hull, helipad, workers' compensation, and other insurance policies that, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the EMS Assets are normally exposed in the operation of the EMS Business and comply with all insurance maintenance requirements in the EMS Contracts and EMS Leases. All premiums payable under such policies have been paid in full, no notice of cancellation of any such policy has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. There are no claims in existence or pending under such policies and no circumstances likely to give rise to any such claim.

           7 Ability to Conduct the Business. Except as contemplated by the Plan, there is no Contract, or other agreement or arrangement of any kind, nor any judgment, order, writ, injunction or decree that by its terms prevents or would reasonably be expected to prevent the use by the Operator of the EMS Assets or the conduct by the Operator of EMS Business after the Effective Date.

           8 No Changes Prior to Effective Date. During the period from the date hereof to and including the Effective Date, the EMS Business has been conducted in the ordinary course of business consistent with past practice and there has not been:

           (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to result in a material adverse effect on the EMS Business or EMS Assets taken as a whole;

           (b) any creation or other incurrence of any Lien on any of the EMS Assets except for the Allowed EMS Secured Claims;

           (c) any sale, transfer, lease or other disposition of any EMS Assets;

           (d) any transaction or any contract or agreement entered into, by any of the Debtors relating to the EMS Business or EMS Assets (including the acquisition or disposition of any EMS Assets) other than transactions and commitments in the ordinary course of business consistent with past practice, and the EMS Asset Purchase Agreements;

           (e) any damage, destruction, or casualty loss, whether or not covered by insurance, to any of the EMS Assets that has or could reasonably be expected to result in a material adverse effect to the EMS Business; or

           (f) any agreement, whether or not in writing, to do any of the foregoing.

           9 "As is, Where is" Sale. Except as expressly provided herein, no representations or warranties, either expressed or implied, are made with respect to the EMS Assets, including, without limitation, any implied or expressed warranty of merchantability. Except as expressly provided herein, the EMS

      Assets shall be sold on an "as is, where is" basis, and the Operator shall accept delivery of the EMS Assets in such condition.

      SECTION 4.  REPRESENTATIONS AND WARRANTIES OF AEC

           AEC hereby represents and warrants to the Debtors and the Operator as follows:

           1 Existence and Good Standing. AEC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted.

           2 Authorization. AEC has full corporate power and authority to execute and deliver this Agreement and all instruments to be delivered by it hereunder and to consummate the Transactions and AEC has taken all requisite corporate action to execute, deliver and perform this Agreement.

           3 Enforceable Agreement. This Agreement and each instrument to be delivered hereunder is, or upon execution by each party thereto will be, a legal, valid and binding obligation of AEC, enforceable against it in accordance with its terms. This Agreement shall, upon execution by AEC and the Operator, be a legal, valid and binding obligation of AEC, enforceable against it by the Operator in accordance with its terms. Neither the execution, delivery nor performance of this Agreement will (a) (i) violate, conflict with, or result in a breach of any provisions of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any adverse claim against any of its properties or assets under, any of the provisions of the articles of incorporation or by-laws of AEC or any note, lease, license, agreement or other instrument or obligation to which it is a party, or by which it or its assets are bound; (b) violate any applicable law of any Governmental Entity to which AEC is subject or by which it is bound; or (c) require the approval, consent or authorization of, or the making of the any declaration, filing or registration with, any Governmental Entity or any third party that transacts business with AEC, except as provided herein.

           4 No Other Representations. Except as expressly set forth in this Section, AEC makes no other representation or warranty of any kind in connection with or related to the provisions of this Agreement or the Transactions.

      SECTION 5.  REPRESENTATIONS AND WARRANTIES OF OPERATOR

           The Operator hereby represents and warrants to the Debtors and AEC as follows:

           1 Existence and Good Standing. The Operator is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted.

           2 Authorization. The Operator has full corporate power and authority to execute and deliver this Agreement and all instruments to be delivered by it hereunder and to consummate the Transactions and the Operator has taken all requisite corporate action to execute, deliver and perform this Agreement.

           3 Enforceable Agreement. This Agreement and each instrument to be delivered hereunder is, or upon execution by each party thereto will be, a legal, valid and binding obligation of the Operator, enforceable against it in accordance with its terms. This Agreement shall, upon execution by AEC and the Operator, be a legal, valid and binding obligation of the Operator, enforceable against it by AEC in accordance with its terms. Neither the execution, delivery nor performance of this Agreement will (a) (i) violate, conflict with, or result in a breach of any provisions of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any adverse claim against any of its properties or assets under, any of the provisions of the articles of incorporation or by-laws of the Operator or any note, lease, license, agreement or other instrument or obligation to which it is a party, or by which it or its assets are bound; (b) violate any applicable law of any Governmental Entity to which the Operator is subject or by which it is bound; or (c) require the approval, consent or authorization of, or the making of the any declaration, filing or registration with, any Governmental Entity or any third party that transacts business with the Operator, except as provided herein.

           4 No Other Representations. Except as expressly set forth in this Section, the Operator makes no other representation or warranty of any kind in connection with or related to the provisions of this Agreement or the Transactions.

      SECTION 6.  ADDITIONAL COVENANTS OF THE PARTIES

           1 EMS Contracts and EMS Leases. (a) Within twenty days after the Confirmation Date, the Operator shall, in accordance with Section
      6.1 of the Plan, file an application for assumption and assignment (the "Application") and any other appropriate pleadings with the Bankruptcy Court, in the name of the appropriate Debtor, for the Debtors to assume and to assign to the Operator each EMS Contract and EMS Lease except any EMS Contract or EMS Lease
      excluded by AEC and the Operator.   Except  to the extent provided in
      Section 4.1 of the Plan, the Debtors shall bear the entire cost of all such assignments, including without limitation, the payment of any EMS Contract Cure Amounts. The Application shall include a statement of the EMS Contract Cure Amounts proposed by the Operator to be paid and shall further provide a date by which the contracting party may object to the Application. The Debtors or the Liquidating Trustee shall cure all defaults and otherwise comply with the requirements of Section 365(b) of Bankruptcy Code with respect to each such EMS Contract and EMS Lease and shall (except to the extent provided in Section 4.1 of the Plan), pay all EMS Contract Cure Amounts.

           (b) On the Effective Date, the Debtors shall be deemed to have assumed each such EMS Contract or EMS Lease. The EMS Contract Cure Amounts relating to each such EMS Contract or EMS Lease shall conclusively be determined to be the amount set forth in the Application to the extent no objection is filed thereto, or if such an objection is filed, as set forth in the Final Order approving the Application in accordance with Section 6.1 of the Plan.

           2 Determination of Allowed EMS Secured Claims. The Bankruptcy Court shall determine the extent to which each EMS Secured Claim shall be an Allowed EMS Secured Claim. Such determinations shall be made pursuant to (i) actions previously commenced by the Debtors, provided that the Operator shall be entitled to participate in any such actions as a party in interest, and at the sole option of the Operator, after the Confirmation Date the Operator shall be substituted for the Debtor as the true party in interest in any such pending actions, or (ii) motions filed by the Operator pursuant to Bankruptcy Rule 3012 and Section 506(a) of the Bankruptcy Code. The Debtors shall cooperate with the Operator in connection with the Bankruptcy Court's determination of the extent to which each EMS Secured Claim shall be an Allowed EMS Secured Claim.

           3 Treatment of AEC and DCC Leases. Notwithstanding any other provision of this Agreement, pursuant to the Plan each EMS Lease that is an AEC Lease or a DCC Lease shall be assumed and assigned to the Operator, such assignment to be effective on the Effective Date, and the Operator shall thereafter perform all the obligations of the lessee thereunder.

           4 Due Diligence Review. For the period from the date of this Agreement to the Effective Date, the Debtors shall make or cause to be made available at Debtors' offices for examination and reproduc-tion by the officers, attorneys, accountants and other authorized representatives of AEC and each Operator during normal business hours, all documents of every kind and character in Debtors' possession or to which Debtors have access relating or in any way pertaining to the EMS Business or EMS Assets, including, without limitation, all EMS Contracts and EMS Leases, and the IER and other maintenance records for each EMS Aircraft. The Debtors shall furnish the representatives with all information that the representatives may reasonably request and Debtors shall cause their employees, accountants and attorneys to cooperate fully with the representatives in connection with their review and examination and to make full disclosure of all material facts affecting the EMS Business and EMS Assets. The representatives shall be entitled to inspect each EMS Aircraft and, in connection with such inspection, perform a flight test to determine that all systems and equipment are in proper working order. During such investigation, AEC and the Operator shall have the right to make copies of such records, files and other materials as they may reasonably deem advisable.

           5 Governmental Approvals. (a) The Parties shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently file all applications and documents with the FAA and the Department of Transportation in order to assign and transfer the FAA Certificate to the Operator and take such other necessary or appropriate actions to obtain the FAA's and the Department of Transportation's approval of the Transactions and of the assignment of the FAA Certificate to the Operator.

           (b) The Debtors and the Operator shall each file and maintain or cause to be filed and maintained with the FTC and the DOJ any HSR Notifications required to be filed by their "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the Transactions. Each Party shall make such filings as soon as practicable but in no event later than five Business Days after the Confirmation Date, shall cooperate with the other Parties in accomplishing such filings, respond promptly to any request for additional information made by either the FTC or DOJ, shall keep the other Parties apprised of the status of any inquiries made by the DOJ or FTC and shall use its best efforts to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Each Party shall also use all reasonable efforts to resist vigorously at its cost and expense any assertion that the Transactions constitute a violation of the antitrust laws.

           (c) To the extent permitted by applicable law, each Party shall promptly provide the other Parties with copies of all written communications, letters, reports or other documents delivered to or received from Governmental Entities in connection with the filings contemplated by this subsection, and copies of any written memorandum relating to discussions with such Governmental Entities with respect to such filings.

           6 Confidentiality of Information. If this Agreement is terminated prior to the Effective Date for any reason, AEC and each Operator shall, to the extent reasonably practicable, destroy or cause to be delivered to the Debtors all documents and other material obtained by it in connection with the transactions contemplated hereby (and copies thereof), whether obtained before or after the execution hereof, and no Party shall use or disclose, directly or indirectly, any information so obtained, or otherwise obtained by it hereunder or in connection herewith, and shall cause all such information to be kept confidential and not used in any way detrimental to any other Party. AEC and each Operator shall use its best efforts to keep confidential the documents and information furnished that are designated as "confidential" by Debtors and, if this Agreement is terminated, such confidence shall be maintained and all such documents and all copies thereof shall immediately thereafter be returned to Debtors; provided, however, that AEC and each Operator shall not be obligated to use its best efforts to keep confidential any document or information that (a) was or becomes generally available to the public other than as a result of disclosure by Debtors or (b) was or becomes available to AEC or any Operator other than as a result of disclosure by Debtors.

           7 Conduct of Debtors' EMS Business; Use of EMS Assets. At all times prior to the Effective Date, the Debtors shall (i) conduct the EMS Business in the ordinary course consistent with past practices, keep available the services of its officers and employees and maintain good relationships with its customers, suppliers, distributors, vendors, agents, representatives, consultants and others having business relationships with them; (ii) not commit or omit to do any act that would cause them to breach any of the agreements, commitments or covenants contained in this Agreement;
      (iii) continue to operate and maintain the EMS Assets diligently and substantially in the same manner as heretofore conducted so as to minimize risk of material deterioration, damage and loss to any of the EMS Assets; (iv) maintain in full force and effect the insurance policies carried on the EMS Assets existing on the date hereof; and
      (v) not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment that will affect the operation or use of the EMS Assets after the Effective Date, except in the ordinary course consistent with past practices.

           8 Employees. On the Effective Date, the Operator may offer employment, in the same or similar position and with the same or similar responsibilities as with Debtors, to substantially all active employees of the Debtors performing services directly assigned to the EMS Contracts who meet or exceed the Operator's employee requirements for such position. For purposes of this subsection 6.7, the term "active employee" shall mean any person who, on the Effective Date, is actively employed by any Debtor or who is on short-term disability leave, vacation, jury duty leave, sick leave, or other authorized leave of absence, military service or lay-off with a reasonable expectation of recall as of the Effective Date but shall exclude any inactive or former employee, including any person who has been on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment (voluntarily or involuntarily), retired or died on or before the Effective Date. Nothing herein shall be deemed to require the Operator to offer employment to any particular employee.

           9 Accounts Receivable. (a) At the Closing, the Debtors shall assign to the Operator, for purposes of collection only, all Accounts Receivable. The Debtors or the Liquidating Trustee shall deliver to the Operator on, or as soon as practicable after, the Effective Date a complete and detailed statement showing the name, amount and age of each Accounts Receivable. The Operator shall use its best efforts to collect the Accounts Receivable for a period of ninety days after the Effective Date (the "Collection Period").

           (b) During the Collection Period, the Operator shall remit to the Liquidating Trustee on a monthly basis any accounts receivable collected by the Operator relating to any services rendered in connection with the conduct of the EMS Business prior to the Effective Date. The Operator shall credit sums to the oldest outstanding balance due from any account debtor unless the Operator receives other remittance instructions from the account debtors specifically identified in the invoices being paid. The Operator shall not be obligated to use any extraordinary efforts to collect any of the accounts receivable relating to the EMS Assets prior to the Effective Date or refer any such accounts receivable to a collection agency or to an attorney for collection and the Operator shall not make any such referral or compromise nor settle or adjust the amount of any such accounts receivable except with the approval of the Liquidating Trustee. The Operator shall incur no liability to the Debtors or the Liquidating Trustee for any uncollected account. None of the Debtors, the Liquidating Trustee, or the agents of either of them shall make any solicitation of these accounts during the Collection Period.

           (c) On or before the fifteenth day after the end of the Collection Period, the Operator shall (i) furnish the Debtors or the Liquidating Trustee a list of all Accounts Receivable that then remain uncollected, together with any files concerning the collection or attempts to collect such Accounts Receivable and payment of any remaining unremitted amounts and (ii) reassign to the Debtors or the Liquidating Trustee any uncollected Accounts Receivable. Thereafter, the Operator shall have no further obligation or liability with respect to Accounts Receivable, except that the Operator shall immediately pay over to the Debtors or the Liquidating Trustee any amount subsequently paid to the Operator and determined in accordance with the foregoing procedures to be a payment of any such reassigned Accounts Receivable.

           10 Mail and Other Communications. (a) The Debtors hereby authorize the Operator from and after the Effective Date to receive and open all mail and other communications addressed to the Debtors received by the Operator, and to act with respect to such mail and other communications in such manner as the Operator may elect if such mail and other communications relate to the EMS Business or EMS Assets, or if such mail and other communications do not so relate, to forward such mail and other communications promptly to the Debtors or the Liquidating Trustee.

           (b) After the Effective Date, the Debtors shall promptly deliver to the Operator the original of any mail or other communication received by it relating to operations of the EMS Business or EMS Assets after the Effective Date, including specifically invoices related to such period, and any monies, checks or other instruments of payment to which the Operator is entitled, and the Operator shall promptly deliver to the Debtors or the Liquidating Trustee the original of any mail or other communication received by it relating to operations of the EMS Business or EMS Assets prior to the Effective Date, including specifically invoices related to such period, and any monies, checks or instruments of payment to which the Debtors are entitled, other than Accounts Receivable, which will be handled pursuant to subsection 6.9 of this Agreement.

           11 Notification of Changes. Debtors shall promptly notify AEC and the Operator of (i) any event that could adversely affect the ability of Debtors to perform any of its agreements, commitments or covenants contained herein, or (ii) any event or condition that could be reasonably expected to results in a material adverse change in the EMS Business or EMS Assets.

           12 Cooperation and Best Efforts. Each Party shall cooperate with the others and use its best efforts to (a) procure upon reasonable terms and conditions all necessary consents and approvals,
      (b) complete  all  necessary filings, registrations and certificates,
      (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Transactions and (d) effect the Transactions at the earliest practicable date.


      SECTION 7.  CONDITIONS PRECEDENT

           1    Conditions  to All Parties.  The obligations of each  Party are subject to the satisfaction of the following conditions:

           (a) HSR Act. The Parties shall have received confirmation or notice that any waiting periods under the HSR Act with respect to the Transactions shall have terminated or expired, with no outstanding requests for additional information to be supplied in connection with the HSR Notifications and no outstanding notice from either the FTC or DOJ that further action will be taken by either of them with respect to the Transactions.

           (b) No Injunctions or Restraints. No temporary restraining order, stay pending appeal, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect and no Governmental Entity shall have given notice to any Party to the effect that consummation of the Transactions would constitute a violation of any applicable law.

           2 Additional Conditions to the Obligations of AEC and the Operator. The obligations of AEC and the Operator to consummate the Transactions are also subject to the satisfaction (or the waiver by AEC and the Operator) of the following conditions:

           (a) Final Order. The Bankruptcy Court shall have entered a Confirmation Order authorizing and approving the terms and conditions of the Plan and this Agreement and authorizing the Debtors to perform all acts necessary to consummate the Transactions, and such Confirmation Order shall be a Final Order.

           (b)       Allowed  EMS  Secured  Claims.   The Bankruptcy  Court
      shall have entered an order determining all Allowed EMS Secured Claims and such order shall be a Final Order.

           (c)       Plan Conditions.   All  conditions precedent specified
      in Article IX of the Plan shall have been duly satisfied.

           (d)       FAA  Certificate.   The Parties  shall  have  received
      approval from the FAA with respect to the assignment of the FAA Certificate by the Debtors to the Operator.

           (e) Other Governmental Approvals. The Parties shall have received the approval, consent or authorization of, or completed any filings or notifications with, any other Governmental Entity that are required by law to consummate the Transactions and the terms of such orders, consents, approvals or authorizations of any Governmental Entity shall permit the Transactions to be consummated without imposing any material adverse conditions with respect to the EMS Business or EMS Assets taken as a whole.

           (f) Representations, Warranties and Covenants. The representations and warranties of the Debtors contained in this Agreement shall be true and correct as of the date hereof and the Effective Date and the Debtors shall have performed all covenants and agreements required by this Agreement to be performed by them at or prior to the Effective Date.

           (g) EMS Contracts and EMS Leases. The Bankruptcy Court shall have issued an order or orders pursuant to Section 6.1 of the Plan authorizing the assumption by the Debtor and the assignment to the Operator pursuant to the Plan and this Agreement of each EMS Lease and EMS Contract.

           (h) Contract Matters. The Operator, in its reasonable discretion, shall have determined that the EMS Contracts, in the aggregate, generate revenue that, when added to Aircraft Equity, if any, exceeds the sum of (i) financing and/or lease payments of the EMS Aircraft, (ii) direct and reasonable indirect costs of performing such EMS Contracts and (iii) the payments referred to in subsections 9.1, 9.2 and 9.4 of this Agreement.

           (i) Conditions under Other Asset Purchase Agreements. The transactions contemplated by the other EMS Asset Purchase Agreements shall have been consummated.

           3 Additional Conditions to the Obligations of the Debtors. The Debtors' obligations to consummate the Transactions are also subject to the satisfaction (or the waiver by the Creditors' Committee or the Debtor) of the following conditions:

           (a) Representations, Warranties and Covenants. The representations and warranties of AEC and the Operator contained in this Agreement shall be true and correct on the Effective Date and AEC and the Operator shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them at or prior to the Effective Date.

      SECTION 8.  CLOSING

           1 Closing. The closing of the Transactions (the "Closing") shall take place at the offices of __________ commencing at 9:00 a.m. local time on the day on which all conditions specified in Section 7 (other than conditions with respect to actions the Parties will take at the Closing) have been satisfied or waived or such other date as the Parties may mutually determine (the "Effective Date").

           2    Deliveries  by  the  Debtors.  At the Closing  the  Debtors
      shall  make  the  following  deliveries   in   form   and   substance
      satisfactory to AEC, the Operator and their counsel:

           (a) A Bill of Sale in the form attached hereto as Exhibit A executed by the Debtors;

           (b) FAA Bills of Sale for each EMS Aircraft in the form prescribed by the Department of Transportation or FAA at the Effective Date, a currently required example of which is attached as Exhibit B, executed by the Debtors;

           (c) Cash deeds and acts of sale conveying all real estate included in the EMS Assets executed by the Debtors;

           (d) Assignments of all intellectual property included in the EMS Assets executed by the Debtors;

           (e) Assignments of the EMS Contracts and EMS Leases in the form attached hereto as Exhibit C executed by the Debtors;

           (f) All certificates and other documents necessary to transfer the FAA Certificate to the Operator executed by the Debtors;

           (g) Assignment of the joint right to use the STC interiors and equipment contained in or on the EMS Aircraft in the conduct of the EMS Business executed by the Debtors;

           (h) Such other bills of sale, assignments and other instruments of sale, transfer, conveyance and assignment executed by the Debtors, accompanied by such consents, releases, endorsements and other instruments as may be required or as may be desirable in order to vest effectively in the Operator good and marketable title to the EMS Assets free and clear of all Liens and Claims, except for Allowed EMS Secured Claims;

           (i)       Possession of the EMS Assets to the Operator;

           (j) Assignment for Collection of Accounts Receivable in the form of Exhibit D hereto executed by the Debtors;

           (k)       The Adjustment Certificate executed by the Debtors;

           (l) A Release of AEC and the Operator in the form of Exhibit E hereto executed by the Debtors; and

           3    Deliveries by AEC and the Operator.  At the Closing AEC and
      the Operator shall make the following deliveries:

           (a) AEC shall pay to the Debtors the Cash Purchase Price by wire transfer or delivery of other immediately available funds;

           (b) An Assumption of EMS Contracts and EMS Leases in the form of Exhibit F hereto executed by the Operator; and

           (c) A General Release of the Debtors in the form of Exhibit G hereto executed by AEC and the Operator.


      SECTION 9.  COVENANTS BETWEEN AEC AND THE OPERATOR

           1 Reimbursement of Cash Purchase Price. Within 45 days of the last day of each calendar quarter ending after the Effective Date, the Operator shall pay to AEC or its designee five (5%) percent of gross revenues under each EMS Contract for services actually rendered (including any renewal, extension, restatement and/or replacement thereof) during such calendar quarter until the first to occur of (i) the fifth anniversary of the Effective Date or (ii) termination of such EMS Contract (including any renewal, extension, restatement and/or replacement thereof) (and thereafter to the extent attributable to gross revenue prior to such anniversary or termination); provided that in no event shall the payments under this subsection 9.1 as to any such EMS Contract exceed five (5%) percent of projected gross revenue under such EMS Contract, as projected prior to the Effective Date by AEC and the Operator, such projection to be based upon then (pre-Effective Date) current gross revenues under such EMS Contract, assuming a term ending on the fifth anniversary of the Effective Date and escalated on each interim anniversary date by 2.74%; and provided further, that in the event Operator voluntarily agrees to an amendment or modification of an EMS Contract prior to the fifty anniversary of the Effective Date that results in a diminution or deferral of the gross revenues otherwise earnable by or payable to Operator under such EMS Contract, for which the Operator will be compensated in a manner that is not subject to the royalty provision of this Section 9.1, then and in such event the Operator will pay to AEC or its designee the greater of (i) the gross revenues under such EMS Contract or (ii) the amount of royalty that it would otherwise have paid to AEC under this Section 9.1 based on gross revenue under such EMS Contract for the calendar quarter immediately prior to the amendment or modification of the EMS Contract. Payments under this subsection 9.1 shall be reduced to the extent all net adjustments pursuant to subsection 2.3(b) of this Agreement attributable to the EMS Assets result in a reduction to the Cash Purchase Price, such reduction to be made beginning with the first such quarterly payment and shall continue with each subsequent quarterly payment until the full amount of such adjustment has been recouped. If the adjustments pursuant to subsection 2.3(b) of this Agreement attributable to the EMS Assets result in an increase to the Cash Purchase Price, such increase shall be paid by the Operator to AEC within five (5) business days after the Effective Date.

           2 Aircraft Equity. If an EMS Contract terminates prior to the expiration of the five year period referred to in subsection 9.1, then to the extent (i) the fair market value (determined prior to the Effective Date pursuant to a single appraiser jointly selected by AEC and the Operator) of any financed EMS Aircraft directly related to such EMS Contract exceeds (ii) the Allowed EMS Secured Claim and similar or related obligations attributable to such EMS Aircraft computed as of the Effective Date (such excess amount, the "Aircraft Equity"), then the Operator will continue to pay to AEC or its designee the amounts that would have been paid under subsection 9.1 (based on payments made immediately prior to such termination if such EMS Contract had not terminated prior to the expiration of the five year period referred to in subsection 9.1), and a final payment at the expiration of such five year period, if necessary, in the amount of any shortfall from the projections referred to in subsection 9.1, provided that in no event will the aggregate payments under this subsection 9.2 exceed the amount of the Aircraft Equity.

           3 Lease Rates. From and after the Effective Date, each EMS Aircraft previously leased to the Debtors pursuant to an EMS Lease that is an AEC Lease or DCC Lease shall be leased by AEC or DCC to the Operator at rates and on other terms and conditions equivalent to the pre-bankruptcy, pre-default lease rates applicable to such EMS Aircraft.

           4 Return of EMS Aircraft. If any EMS Contract is unilaterally terminated by the hospital or expires or terminates pursuant to the terms of such contract within 18 months of the Effective Date for any reason other than the malfeasance of the Operator, then the Operator shall have the right (exercisable without penalty on or after the first year anniversary of the date of such a termination) to cancel each lease instrument in respect of each AEC or DCC leased EMS Aircraft directly related to such EMS Contract and return such EMS Aircraft to AEC, DCC or its designee. Upon such return, the EMS Aircraft will comply in all material respects with the maintenance return conditions contained in the applicable lease. During such one year interim period, the Operator shall be free to redeploy and modify such EMS Aircraft in an effort to mitigate the cost incurred during such period, provided that such EMS Aircraft will be returned in the original lease IER configuration.

           5 Right of First Offer. To the extent permitted by applicable law, if an EMS Contract is not assigned, for any reason whatsoever, to any other operator pursuant to another EMS Asset Purchase Agreement, or otherwise, the Operator shall be entitled to access to information regarding, and to evaluate, such EMS Contract and the related EMS Assets and to make an initial proposal regarding such EMS Contract.

           6 Audit Rights. In connection with the preparation of the Operator's audited annual financial statements the Operator's independent auditors shall provide AEC and its auditors with (i) a letter certifying the accuracy of the gross revenues received and royalty payments made pursuant to Section 9 hereof in connection with each EMS Contract and (ii) the opportunity to meet and discuss such revenues and payments; provided, that if the Operator does not engage independent auditors at any time during the term of this Agreement, the Operator shall provide, at its expense, AEC and its auditors reasonable access to its books and records relating to the EMS Contract on an annual basis.

           7 Confirmation of the Plan. (a) AEC shall, with the reasonable cooperation of the Operator, use its best efforts to file and prosecute to confirmation the Plan and shall not, without the prior written consent of the Operator, which consent shall not be unreasonably withheld, (i) withdraw or modify the Plan, (ii) support the confirmation of any other plan of reorganization, plan of liquidation or motion to convert to Chapter 7 filed in the Chapter 11 Cases, or (iii) take any action in the Chapter 11 Cases that diminishes the value of the Plan or this Agreement to the Operator.

           (b) If at any time after filing and prior to the Confirmation Date the Plan is determined (in the reasonable judgment of AEC, the Operator, and the operators under the other EMS Asset Purchase Agreements) to provide funds available for payment to the class of Unsecured Creditors (as defined in the Plan) in an amount less than that provided pursuant to any other confirmable plan of reorganization (as determined in the reasonable judgment of AEC, the Operators and the operators under the other EMS Asset Purchase Agreement) then on file and being prosecuted by its proponents in the Chapter 11 Cases, then:

           (i) AEC shall commence discussions with the Operator and/or the other operators that are parties to the other EMS Asset Purchase Agreements for the purpose of increasing the funds available for payment to such class of Unsecured Creditors; and

           (ii) if such discussions do not result in an increase in the funds so available for such class of unsecured creditors to an amount at least equivalent to all other such plans in the Chapter 11 Cases, then either AEC or the Operator may elect to terminate this Agreement by notice to the other, such termination to be effective three (3) business days after receipt of such notice.

      SECTION 10.  TERMINATION AND ABANDONMENT

           1    Termination.  This Agreement  may,  by  notice  given on or prior to the Effective Date, be terminated:

           (a) Mutual Consent. By the mutual written consent of the Parties.

           (b) Material Breach by AEC or the Operator. By Debtors if there has been a material breach by AEC or any of the Operator of any of their representations, warranties or covenants contained in this Agreement, which is not or cannot be cured within 10 days after written notice of such breach is given to such Party, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (f) below.

           (c) Material Breach by Debtors. By AEC and the Operator if there has been a material breach by Debtors of any of their representations, warranties or covenants contained in this Agreement, which is not or cannot be cured within 10 days after written notice of such breach is given to Debtors, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph
      (f) below.

           (d) Material Adverse Change. By AEC and the Operator if there shall have been a material adverse change in the EMS Business or the EMS Assets taken as a whole.

           (e) Vacate Confirmation Order. By AEC and the Operator if the Confirmation Order is vacated by the Bankruptcy Court or appealed by any Person and such Person obtains an order staying consummation of the Transactions.

           (f)       By the Operator or AEC pursuant to subsection 9.7(b).

           (g) Abandonment. By all of the Operator, AEC, and the operators under the other EMS Asset Purchase Agreements, acting jointly, if (i) any condition to consummating the Transactions specified in Section 7 has not been met or waived by the appropriate Party by December 31, 1994, (ii) any such condition cannot be met by such date and has not been waived or (iii) the Transactions have not occurred by such date.

           2 Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section, this Agreement shall be void and there shall be no liability by reason of this Agreement, or the termination thereof, on the part of any Party or their respective directors, officers, employees, agents, affiliates or shareholders except for any liability of a Party arising out of a breach of any covenant in this Agreement prior to the date of termination or any covenant that survives pursuant to the following sentence. Subsection 6.6, this subsection 10.2 and Section 11 shall survive any termination of this Agreement.

      SECTION 11.  MISCELLANEOUS

           1 Further Assurances. On and after the Effective Date, the Parties shall execute, acknowledge and deliver such further bills of sale, assignments, conveyances, leases and other assurances, documents and instruments of transfer, and shall take such other action consistent with the terms of this Agreement, as may be appropriate to effectuate the terms of this Agreement or to carry out the purposes hereof.

           2 Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be given by hand delivery, by overnight mail delivery service, or by telex or telecopier (provided no error is reported in transmission) to the respective addresses as set forth opposite each Party's name on the signature page hereof or such substituted addresses as any Party may, from time to time, designate in a written notice given in like manner. Notices shall be deemed given upon receipt by the addressee.

           3 Waiver. The failure by any Party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

           4 Expenses. Except as otherwise set forth herein or in the Plan, each Party shall pay its own expenses incident to this Agreement and any other agreements, documents or other instruments to be executed and delivered pursuant hereto, including all legal and accounting fees; provided, however, that, unless exempted pursuant to
      Section 1146(c) of the Bankruptcy Code, the Debtors or the Liquidating Trustee shall pay all sales, use, transfer, purchase, recordation and documentary taxes and fees, if any, arising out of the Transactions.

           5    Survival.  The  representations and warranties made by  the
      Parties in this Agreement shall not survive the Effective Date.

           6 Integrated Agreement. The Plan, this Agreement and the exhibits and schedules thereto and hereto constitute the entire understanding and agreement among the Parties with respect to the subject matter thereof and hereof, and there are no agreements, understandings or restrictions, among the Parties other than those set forth or provided for therein or herein, all prior agreements and understandings being superseded thereby and hereby.

           7 Choice of Law. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with the laws of the State of Louisiana.

           8 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective successors, including any duly appointed trustee in any Chapter 11 Case or any duly appointed trustee in any superseding case under Chapter 7 of the Bankruptcy Code. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, except for assignments by the Operator to a subsidiary of which it owns all of the outstanding capital stock, provided that the Operator shall not thereby be relieved of the obligations set forth in Section 9 of this Agreement and shall guarantee the payment and performance by such wholly-owned subsidiary of its obligations under any EMS Lease that is an AEC Lease or DCC Lease. Nothing in this Agreement is intended or shall be construed to confer upon or to give any Person other than the Parties any rights or remedies under or by reason of this Agreement, except as expressly provided for herein.

           9    Amendment.   This Agreement  may  be  amended  only  by  an
      agreement in writing signed by each Party.

           10   Headings.  The   headings   in  this  Agreement  have  been
      included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

           11 Counterparts. This Agreement may be executed by the Parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      * * * * *

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

           DEBTORS:

      Debtors' address is:               ROCKY MOUNTAIN HELICOPTERS, INC.
           RMH AEROLOGGING, INC.
      P. O. Box 1337                     WESTERN HELICOPTERS, INC.
      Provo, Utah 84603                  RMH AEROMEDICAL, INC.



           By:
                                         Name:
                                         Title:

      AEC's address is:                  AMERICAN EUROCOPTER CORPORATION

      2701 Forum Drive
      Grand Prairie, Texas  65053        By:
                                         Name:
                                         Title:

           OPERATOR:

      Operator's address is:             PETROLEUM HELICOPTERS, INC.

      5728 Jefferson Highway
      Harahan, Louisiana  70123
           By:
                                         Name:
                                         Title:












      Signature page to Asset Purchase Agreement dated as of ___________, 1994

      Schedule I
      Page 1 of 3


      EMS OTHER ASSETS


      1. Real property, improvements and fixtures associated with and essential to ongoing field operations applicable to the programs that have been designated by an "X" in the applicable operator's column in Schedule II.

      2. All rights to use the name Rocky Mountain Helicopters, Inc., any derivative thereof, and the initials RMH.

      3. Rights to use the STC interiors and equipment contained in or on the EMS Aircraft in the conduct of the EMS Business.

      4. All records, files and other documents related to the EMS Assets, including but not limited to aircraft, engine and component maintenance records, maintenance plans and other historical records and any related software and programs.

      5. All parts and equipment inventory located at the EMS Contract site and used or useful in the conduct of the EMS Business, other than duplicate parts having a value in excess of $500 and all engines and component assemblies.
















      Note: The EMS Assets set forth on these Schedules I & II reflect all EMS Assets known to the Operator as of the date hereof, and these Schedules are subject to amendment to the extent necessary or appropriate to reflect changes to the EMS Assets identified prior to the Confirmation Date.

      Schedule I
      Page 1 of 3


      EMS OTHER ASSETS


      1. Rights to use the STC interiors and equipment contained in or on the EMS Aircraft in the conduct of the EMS Business.

      2. All records, files and other documents related to the EMS Assets, including but not limited to aircraft, engine and component maintenance records, maintenance plans and other historical records and any related software and programs.

      3. All parts and equipment inventory located at the EMS Contract site and used or useful in the conduct of the EMS Business, other than duplicate parts having a value in excess of $500 and all engines and component assemblies.


















      Note: The EMS Assets set forth on these Schedules I & II reflect all EMS Assets known to the Operator as of the date hereof, and these Schedules are subject to amendment to the extent necessary or appropriate to reflect changes to the EMS Assets identified prior to the Confirmation Date.

                                                                 Schedule I
                                                                Page 2 of 3

          Item No.                      Owner    Type        Serial  No.Hospital
          Contract

          1     GMAC                    222      47044       Souix Falls
          2     Fleet Credit (Via Western Heli)  441         441-0076Tuscon
          3     GE Capital              441      441-0092    St. George, Ut.
          4     Midlantic               441      441-0066    Omaha
          5     WSC                     441      441-0143    Redding, Ca.
          6     GMAC                    Allstar  1621        Des Moines
          7     New England Capital     Allstar  1024        Tupelo
          8     AEC                     AS350B   1101        Waterloo
          9     AEC                     AS350B   1173        Iowa City
          10    AEC                     AS350B   1035        Kansas City
          11    AEC                     AS350B   1273        Traverse City
          12    Burr/First Security     AS350B   1472        Eagle Rescue
          13    First Security          AS350B   1178        Kansas City
          14    Fleet Credit            AS350B   1602        Little Rock
          15    GE Capital              AS350B   1369        Huntington
          16    Jim Burr                AS350B   1674        Osage Beach
          17    Key Bank of Utah        AS350B   1434        Eagle Rescur
          18    Concord                 AS350B2  2575        Frisco, Co.
          19    Hasson                  AS350B2  2404        Columbia, S.C.
          20    Hasson                  AS350B2  2389        West Slope, Co.
          21    Norwest Equip. Finance  AS350B2  2728        Albuquerque
          22    Norwest Equip. Finance  AS350B2  2654        Colorado
          23    AEC                     AS355F1  5093        LaCrosse
          24    N/A                     Augusta  N/A         Salt Lake City
                (Helicopter)
          25    N/A                     Augusta  N/A         Salt Lake City
                                        (Helicopter)
          26    DCC/MDFC                BK117    7036        Hartford
          27    DCC/MDFC                BK117    7060        Hartford
          28    DCC/SSB                 BK117    7115        Charleston
          29    DCC/MDFC                BK117    7143        Lexington
          30    DCC/SSB                 BK117    7077        Louisville
          31    DCC/SSB                 BK117    7125        Omaha
          32    DCC/SSB                 BK117    7082        Pittsburg
          33    DCC/SSB                 BK117    7088        Pittsburg
          34    DCC/MDFC                BK117    7154        Pittsburg
          35    DCC/SSB                 BK117    7111        Redding, Ca.
          36    DCC/SSB                 BK117    7129        Sacremento
          37    DCC/MDFC                BK117    7163        Tuscon
          38    DCC/MDFC                BK117    7169        Tuscon
          39    DCC/DRL                 BK117    7104        Tulsa
          40    DCC/SSB                 BK117    7110        Valhalla
          41    DCC/DRL                 BK117    7107        Worchester
          42    DCC/MDFC                BK117    7173        Worchester
          43    DCC/MDFC                BK117    7141        Nashville
          44    DEBIS                   BK117    7231        Columbus, Mo.
          45    DEBIS/MERCEDES BENZ     BK117    7230        Omaha
          46    DCC/?                   BK117                Morgantown
          47    DCC/?                   BK117                St. Petersburg

                                                                 Schedule I
                                                                Page 3 of 3

          Item No.                      Owner  Type          Serial  No.Hospital
          Contract

          48    DCC/State Street Equity B0105  754           Greenville
          49    DCC/SSB                 B0105  796           Jacksonville
          50    DCC/?                   B0105                Pensacola
          51    N/A                     B0105    N/A       Springfield, Mo.
          52    DCC/?                   B0105    790       Asheville
          53                                               Salt Lake City (Fixed
                                                            Wing)
          54                                               Salt Lake City (Fixed
                                                            Wing)
          55    RMH                     SA316B   1910      Reno



          If any EMS Aircraft is not subject to a "true" lease, such lease will be subject to subsection 6.2 of the Agreement rather than subsection 6.1.

                                                                Schedule II

                      Acquisition of Rocky Mountain Helicopter's

                         Emergency Medical Services Programs


              Programs                  Aircraft     KHC     CJI    PHI
          1   Albuquerque, NM           1 x AStar                    X
          2   Colorado Springs, CO      1 x AStar                    X
          3   Denver, CO                2 x AStar                    X
          4   Redding, CA               1 x BK117                    X
                                        1 x C-441
          5   Reno, NV                  1 x Alouette                 X
          6   Sacramento, CA            1 x BK117                    X
          7   Salt Lake City, UT        2 x A109K2                   X
              (aircraft are hospital-owned)
                                        1 x 441
          8   Tucson, AR                2 x BK117                    X
                                        1 x 441
          9   Eagle Rescue (Phoenix, AR)2 x AStars                   X
          10  Healthnet (West Virginia) 2 x BK117             X
                                        1 x AStar
          11  Hartford, CT              2 x BK117     X
          12  Lexington, KY             1 x BK117             X
          13  Louisville, KY            1 x BK117             X
          14  Worcester, MA             2 x BK117     X
          15  Pittsburgh, PA            3 x BK117     X
          16  Valhalla (New York City)  1 x BK117     X
          17  Iowa City, IA             2 x AStar             X
          18  Des Moines, IA            1 x AStar                    X
          19  LaCrosse, WI              1 x TwinStar                 X
          20  Omaha, NE (University)    1 x BK117                    X
          21  Omaha, NE (St. Joseph's)  1 x BK117                    X
                                        1 x 441
          22  Sioux Falls, IA           1 x 222               X
          23  Columbia, MO              1 x BK117             X
                                        1 x AStar
          24  Kansas City, MO           2 x AStar                    X
          25  Little Rock, AR           1 x AStar                    X
          26  Springfield, MO           1 x BO105                    X
              (aircraft is hospital-owned)
          27  Traverse City, MI         1 x AStar             X
          28  Tulsa, OK                 1 x BK117                    X
          29  Tupelo, MS                1 x AStar (C30)              X
          30  Jacksonville, FL          1 x BO105                    X
          31  Columbia, SC              1 x AStar                    X
          32  Asheville, NC             1 x BO105                    X
          33  Nashville, TN             1 x BK117                    X
          34  Greenville, NC            1 x BO105                    X
          35  Pensacola, FL             1 x BO105                    X
          36  St. Petersburg, FL        1 x BK117                    X

          6/24/94                                             rocky/sched-2


                                                                  Exhibit A

     to Asset Purchase Agreement


     BILL OF SALE

          Rocky  Mountain   Helicopters,  Inc.,  a  Utah  corporation,  RMH
     Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation and RMH Aeromedical, Inc., a Utah corporation (collectively, the "Debtors") as debtors-in- possession under Case Nos. 93C-25447 through 93C-25450 in the United States Bankruptcy Court for the District of Utah, pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated as of ___________________, 1994, by
     and   among   the   Debtors,   American   Eurocopter   Corporation,  a
     __________________                   corporation                   and
     ________________________________________  (the  "Operator"), and under
     authority   of  Confirmation  Order  dated  __________________,   1994
     approving the transactions contemplated by the Agreement, do hereby sell, convey, assign, transfer and deliver to the Operator, its successors and assigns, those certain assets listed on Schedules A and B attached hereto and the Operating Certificate issued to the Debtors by the Federal Aviation Administration under Part 135 of the Federal
     Aviation    Regulations   14  C.F.C.   Section 135 (collectively,  the
     "Conveyed Assets"), free and clear of any and  all  liens,  mortgages,
     pledges,    security   interests,  restrictions,   prior  assignments,
     liabilities, obligations,     encumbrances,     charges,    tenancies,
     licenses,      encroachments,  covenants,  rights-of-way,   easements,
     successor or transferee liabilities, and claims of any and every kind,
     nature  and   description  whatsoever,  including  any  "interest  in
     property" within the meaning of that term as it is used in the United States Bankruptcy Code, except for Allowed EMS Secured Claims (as
     defined  in  the    Agreement); to have  and to hold unto the Operator,
    its successors and  assigns, forever.

          The Debtors do hereby agree to execute and deliver to the Operator, its successors and assigns, such further documents and instruments of conveyance, assignment, transfer, endorsement, direction or authorization, and take such other action as the Operator shall reasonably request in order to convey, transfer to, enforce and confirm in the Operator all or any of the Conveyed Assets transferred hereby or to be transferred to the Operator by the Debtors pursuant to the provisions of the Agreement and to assist the Operator in reducing the Conveyed Assets to its possession.

          IN WITNESS WHEREOF, the Debtors have executed this Bill of Sale this ________ day of ________________________, 1994.

          DEBTORS:

          Rocky Mountain Helicopters, Inc.
          RMH Aerologging, Inc.
          Western Helicopters, Inc.
          RMH Aeromedical, Inc.


          By:
          Name:
          Title:
                                          34


                                                                  Exhibit A

     to Asset Purchase Agreement


     BILL OF SALE

          Rocky Mountain Helicopters, Inc., a Utah corporation, RMH Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation and RMH Aeromedical, Inc., a Utah corporation (collectively, the "Debtors") as debtors-in- possession under Case Nos. 93C-25447 through 93C-25450 in the United States Bankruptcy Court for the District of Utah, pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated as of ___________________, 1994, by and among the Debtors, American Eurocopter Corporation, a __________________ corporation and __________________ (the
     "Operator"), and under authority of Confirmation Order dated __________________, 1994 approving the transactions contemplated by the Agreement, do hereby sell, convey, assign, transfer and deliver to the Operator, its successors and assigns, those certain assets listed on Schedules A and B attached hereto (collectively, the "Conveyed Assets"), free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, liabilities, obligations, encumbrances, charges, tenancies, licenses, encroachments, covenants, rights-of-way, easements, successor or transferee liabilities, and claims of any and every kind, nature and description whatsoever, including any "interest in property" within the meaning of that term as it is used in the United States Bankruptcy Code, except for Allowed EMS Secured Claims (as defined in the Agreement); to have and to hold unto the Operator, its successors and assigns, forever.

          The Debtors do hereby agree to execute and deliver to the Operator, its successors and assigns, such further documents and instruments of conveyance, assignment, transfer, endorsement, direction or authorization, and take such other action as the Operator shall reasonably request in order to convey, transfer to, enforce and confirm in the Operator all or any of the Conveyed Assets transferred hereby or to be transferred to the Operator by the Debtors pursuant to the provisions of the Agreement and to assist the Operator in reducing the Conveyed Assets to its possession.

          IN WITNESS WHEREOF, the Debtors have executed this Bill of Sale this ________ day of ________________________, 1994.

          DEBTORS:

          Rocky Mountain Helicopters, Inc.
          RMH Aerologging, Inc.
          Western Helicopters, Inc.
          RMH Aeromedical, Inc.


          By:
          Name:
          Title:
                                           35


                                                                  Exhibit A

     to Asset Purchase Agreement


     BILL OF SALE

          Rocky Mountain Helicopters, Inc., a Utah corporation, RMH Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation and RMH Aeromedical, Inc., a Utah corporation (collectively, the "Debtors") as debtors-in- possession under Case Nos. 93C-25447 through 93C-25450 in the United States Bankruptcy Court for the District of Utah, pursuant to that certain Asset Purchase Agreement (the "Agreement"), dated as of ___________________, 1994, by and among the Debtors, American Eurocopter Corporation, a __________________ corporation and __________________ (the
     "Operator"),   and  under  authority  of  Confirmation   Order   dated
     __________________, 1994 approving the transactions contemplated by the Agreement, do hereby sell, convey, assign, transfer and deliver to the Operator, its successors and assigns, those certain assets listed on Schedules A and B attached hereto (collectively, the "Conveyed Assets"), free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, liabilities, obligations, encumbrances, charges, tenancies, licenses, encroachments, covenants, rights-of-way, easements, successor or transferee liabilities, and claims of any and every kind, nature and description whatsoever, including any "interest in property" within the meaning of that term as it is used in the United States Bankruptcy Code, except for Allowed EMS Secured Claims (as defined in the Agreement); to have and to hold unto the Operator, its successors and assigns, forever.

          The Debtors do hereby agree to execute and deliver to the Operator, its successors and assigns, such further documents and instruments of conveyance, assignment, transfer, endorsement, direction or authorization, and take such other action as the Operator shall reasonably request in order to convey, transfer to, enforce and confirm in the Operator all or any of the Conveyed Assets transferred hereby or to be transferred to the Operator by the Debtors pursuant to the provisions of the Agreement and to assist the Operator in reducing the Conveyed Assets to its possession.

          IN WITNESS WHEREOF, the Debtors have executed this Bill of Sale this ________ day of ________________________, 1994.

          DEBTORS:

          Rocky Mountain Helicopters, Inc.
          RMH Aerologging, Inc.
          Western Helicopters, Inc.
          RMH Aeromedical, Inc.


          By:
          Name:
          Title:
                                          36

                                                                 Exhibit B
                                               to Asset Purchase Agreement

        United States of America                                 FORM APPROVED
DEPARTMENT OF TRANSPORTATION FEDERAL AVIATION ADMINISTRATION  OMB NO.2120-0042
        AIRCRAFT BILL OF SALE

        FOR AND IN CONSIDERATION OF $          THE
        UNDERSIGNED OWNER(S) OF THE FULL LEGAL
        AND BENEFICIAL TITLE OF THE AIRCRAFT DES-
        CRIBED AS FOLLOWS:

        UNITED STATES
  REGISTRATION NUMBER  N

  AIRCRAFT MANUFACTURER & MODEL

  AIRCRAFT SERIAL No.

        DOES THIS           DAY OF          19
        HEREBY SELL, GRANT, TRANSFER AND
        DELIVER ALL RIGHTS, TITLE AND INTERESTS       Do Not Write In This Block
        IN AND TO SUCH AIRCRAFT UNTO:                 FOR FAA USE ONLY

        NAME AND ADDRESS
        (IF INDIVIDUAL(S), GIVE LAST NAME, FIRST NAME AND MIDDLE INITIAL.)
  P
  U
  R
  C
  H
  A
  S
  E
  R
        DEALER CERTIFICATE NUMBER

  AND TO     EXECUTORS, ADMINISTRATORS, AND ASSIGNS TO HAVE AND TO HOLD
  SINGULARLY THE SAID AIRCRAFT FOREVER, AND WARRANTS THE TITLE THEREOF.

  IN TESTIMONY WHEREOF     HAVE SET     HAND AND SEAL THIS      DAY OF      19

    NAME(S) OF SELLER                 SIGNATURE(S)                 TITLE
    (TYPED OR PRINTED)            (IN INK) (IF EXECUTED      (TYPED OR PRINTED)
                                 FOR CO-OWNERSHIP, ALL MUST
                                          SIGN.)

  S
  E
  L
  L
  E
  R


     ACKNOWLEDGMENT  (NOT REQUIRED FOR PURPOSES OF FAA RECORDING:
     HOWEVER, MAY BE REQUIRED  BY  LOCAL  LAW FOR VALIDITY OF THE
     INSTRUMENT.)

     ORIGINAL:  TO FAA

     AC FORM 8050-2 (8-85) (0052-00-629-0002)

                                                      Exhibit C
                                    to Asset Purchase Agreement


                      ASSIGNMENT OF EMS CONTRACTS AND EMS LEASES

          This Assignment of Contracts and Leases (the "Assignment"), is by and between Rocky Mountain Helicopters, Inc., a Utah corporation, RMH Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation and RMH Aeromedical, Inc., a Utah corporation (collectively, the "Debtors") as debtors-in-possession under Case Nos. 93C-25447 through 93C-25450 in the United States Bankruptcy Court for the District of Utah and ______________________ (the "Operator").

          Reference is made to the Asset Purchase Agreement dated as of _________________, 1994 (the "Agreement"), by and
     among the Debtors, American Eurocopter Corporation, a __________________ corporation ("AEC"), and the Operator. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          In accordance with and subject to the terms of the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and under authority of Confirmation Order dated ____________________, 1994 approving the transactions contemplated by the Agreement, the Debtors and the Operator hereby agree:

          (a) The Debtors hereby sell, convey, assign, transfer and deliver to the Operator, its successors and assigns, those certain contracts listed on Schedule A attached hereto (the "EMS Contracts") and those certain leases listed on Schedule B attached hereto (the "EMS Leases"), each of which is in full force and effect and enforceable in accordance with its terms and, other than defaults that will be cured by payment by Debtors of the EMS Contract Cure Amounts, there exists no default or event of default or event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder; to have and to hold unto the Operator, its successors and assigns, forever.

          (b) The liabilities and obligations assumed by the Operator are only those provided in that certain Assumption of Contracts, Liabilities and Obligations by and between the Debtors and the Operator dated as of this date.

          (c) The Debtors do hereby agree to execute and deliver to the Operator, its successors and assigns, such further documents and instruments of assignment, conveyance, transfer, endorsement, direction or authorization, and take such other action as the Operator shall reasonably request in order to convey, transfer to, enforce and confirm in the Operator all or any of the EMS Contracts and EMS Leases transferred hereby or to be transferred to the Operation by the Debtors pursuant to the provisions of the Agreement and to assist the Operator in reducing the EMS Contracts and EMS Leases to its possession.

          IN WITNESS WHEREOF, the  Debtor  and  the Operator have
     caused   this   Assignment   to  be  duly  executed  as   of
     _______________________, 1994.

     WITNESSES                          DEBTORS:

                                                   Rocky Mountain
          Helicopters, Inc.
          RMH Aerologging, Inc.
          Western Helicopters, Inc.
                                             RMH Aeromedical, Inc.



          By:
          Name:
          Title:

          OPERATOR:





          By:
          Name:
          Title:

                                                       Exhibit D
                                     to Asset Purchase Agreement


         ASSIGNMENT  FOR  COLLECTION  OF  ACCOUNTS RECEIVABLE

          This Assignment for Collection of Accounts Receivable (the "Assignment"), is by and between Rocky Mountain Helicopters, Inc., a Utah corporation, RMH Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation and RMH Aeromedical, Inc., a utah corporation, (collectively, the "Debtors"), and _____________________ (the "Operator").

          Reference is made to the Asset Purchase Agreement dated as of ____________________, 1994 (the "Agreement"), by and
     among the Debtors, American Eurocopter Corporation, a _________________ corporation ("AEC"), and the Operator. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          In accordance with and subject to the terms of the Agreement and for and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtors and the Operator hereby agree:

          (d) For purposes of collection only, the Debtors hereby assign to the Operator all Accounts Receivable as of the Effective Date and the Operator accepts such assignment on the terms set forth in Subsection 6.8 of the Agreement.

          (e) The covenants regarding the procedures with respect to Accounts Receivable in Subsection 6.8 of the Agreement shall survive the execution, delivery and acceptance of this Assignment on the terms set forth in the Agreement and this Assignment will in no way expand or limit the rights and obligations of the Operator, the Debtors or AEC under the Agreement.

          (f) This Assignment shall inure to the benefit of and shall be binding upon the parties hereto, their successors, transferees and assigns.

          IN  WITNESS  WHEREOF, the Debtors and the Operator have
     caused  this  Assignment   to   be   duly   executed  as  of
     __________________, 1994.

     WITNESSES                          DEBTORS:

                                                   Rocky Mountain
          Helicopters, Inc.
          RMH Aerologging, Inc.
          Western Helicopters, Inc.
                                             RMH Aeromedical, Inc.



          By:
          Name:
          Title:

          OPERATOR:





          By:
          Name:
          Title:

                                                             Exhibit E
                                           to Asset Purchase Agreement


                     RELEASE OF AEC AND OPERATOR



                              (TO COME)

                                                       Exhibit F
                                     to Asset Purchase Agreement


        ASSUMPTION  OF CONTRACTS, LIABILITIES  AND OBLIGATIONS

          This Assumption of Contracts, Liabilities and Obligations (the "Assumption"), is by and between Rocky Mountain Helicopters, Inc., a Utah corporation, RMH Aerologging, Inc., a Utah corporation, Western Helicopters, Inc., a California corporation and RMH Aeromedical, Inc., a
     Utah       corporation       (the       "Debtors"),      and
     ________________________, a ___________________  corporation
     (the "Operator").

          Reference is made to the Asset Purchase Agreement dated as of __________________, 1994 (the "Agreement"), by and
     among the Debtors, American Eurocopter Corporation, a _________________________ corporation ("AEC"), and the
     Operator. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          In accordance with and subject to the terms of the Agreement and for and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtors and the Operator hereby agree:

          (g)  The Operator hereby assumes  and  agrees  to  pay,
     discharge and perform (a) all the obligations and liabilities under each EMS Contract and EMS Lease insofar as they arise or accrue on or after the Effective Date or which by the terms thereof are to be performed, observed, paid or discharged after the Effective Date and in either case only to the extent allowed by the Bankruptcy Court pursuant to Subsection 6.1 of the Agreement; (b) all Allowed EMS Secured Claims; and (c) all obligations and liabilities arising out of events occurring after the Effective Date related to the ownership of the EMS Assets after the Effective Date; except to the extent any such duty or obligation accrues or arises as a result of a breach by the Debtors of any representation, warranty, covenant or agreement contained in the Agreement or in the Plan.

          (h) This Assumption will in no way expand or limit the rights and obligations of the Operator, the Debtors or AEC under the Agreement.

          (i) This Assumption shall inure to the benefit of and shall be binding upon the parties hereto, their successors, transferees and assigns.

          IN WITNESS WHEREOF, the Operator  and  the Debtors have
     caused   this   Assumption   to  be  duly  executed  as   of
     _______________________, 1994.

     WITNESSES                          DEBTORS:

                                                   Rocky Mountain
          Helicopters, Inc.
          RMH Aerologging, Inc.
          Western Helicopters, Inc.
                                             RMH Aeromedical, Inc.


          By:
          Name:
          Title:

          OPERATOR:





          By:
          Name:
          Title:

                                                        Exhibit G
                                      to Asset Purchase Agreement


              GENERAL RELEASE OF DEBTORS BY AEC OPERATOR



                              (TO COME)